Exhibit 5.1

Wachtell, Lipton, Rosen & Katz

MARTIN LIPTON

HERBERT M. WACHTELL

PAUL VIZCARRONDO, JR.

PETER C. HEIN

HAROLD S. NOVIKOFF

THEODORE N. MIRVIS

EDWARD D. HERLIHY

DANIEL A. NEFF

ANDREW R. BROWNSTEIN

MARC WOLINSKY

STEVEN A. ROSENBLUM

JOHN F. SAVARESE

SCOTT K. CHARLES

JODI J. SCHWARTZ

ADAM O. EMMERICH

GEORGE T. CONWAY III

RALPH M. LEVENE

RICHARD G. MASON

MICHAEL J. SEGAL

DAVID M. SILK

ROBIN PANOVKA

DAVID A. KATZ

ILENE KNABLE GOTTS

JEFFREY M. WINTNER

TREVOR S. NORWITZ

BEN M. GERMANA

ANDREW J. NUSSBAUM

RACHELLE SILVERBERG

STEVEN A. COHEN

DEBORAH L. PAUL

DAVID C. KARP

RICHARD K. KIM

JOSHUA R. CAMMAKER

MARK GORDON

JOSEPH D. LARSON

LAWRENCE S. MAKOW

JEANNEMARIE O’BRIEN

WAYNE M. CARLIN

STEPHEN R. DiPRIMA

NICHOLAS G. DEMMO

IGOR KIRMAN

JONATHAN M. MOSES

51 WEST 52ND STREET

NEW YORK, N.Y. 10019-6150

TELEPHONE: (212) 403 - 1000

FACSIMILE: (212) 403 - 2000

__________

GEORGE A. KATZ (1965-1989)

JAMES H. FOGELSON (1967-1991)

LEONARD M. ROSEN (1965-2014)

__________

OF COUNSEL

T. EIKO STANGE

JOHN F. LYNCH

WILLIAM SAVITT

ERIC M. ROSOF

GREGORY E. OSTLING

DAVID B. ANDERS

ANDREA K. WAHLQUIST

ADAM J. SHAPIRO

NELSON O. FITTS

JOSHUA M. HOLMES

DAVID E. SHAPIRO

DAMIAN G. DIDDEN

IAN BOCZKO

MATTHEW M. GUEST

DAVID E. KAHAN

DAVID K. LAM

BENJAMIN M. ROTH

JOSHUA A. FELTMAN

ELAINE P. GOLIN

EMIL A. KLEINHAUS

KARESSA L. CAIN

RONALD C. CHEN

GORDON S. MOODIE

DONGJU SONG

BRADLEY R. WILSON

GRAHAM W. MELI

GREGORY E. PESSIN

CARRIE M. REILLY

MARK F. VEBLEN

VICTOR GOLDFELD

EDWARD J. LEE

BRANDON C. PRICE

KEVIN S. SCHWARTZ

MICHAEL S. BENN

SABASTIAN V. NILES

ALISON ZIESKE PREISS

TIJANA J. DVORNIC

JENNA E. LEVINE

RYAN A. McLEOD

WILLIAM T. ALLEN

MARTIN J.E. ARMS

MICHAEL H. BYOWITZ

PETER C. CANELLOS

DAVID M. EINHORN

KENNETH B. FORREST

THEODORE GEWERTZ

DAVID GRUENSTEIN

RICHARD D. KATCHER

MEYER G. KOPLOW

DOUGLAS K. MAYER

ROBERT B. MAZUR

MARSHALL L. MILLER

PHILIP MINDLIN

ROBERT M. MORGENTHAU

DAVID M. MURPHY

DAVID S. NEILL

BERNARD W. NUSSBAUM

LAWRENCE B. PEDOWITZ

ERIC S. ROBINSON

PATRICIA A. ROBINSON*

ERIC M. ROTH

PAUL K. ROWE

DAVID A. SCHWARTZ

MICHAEL W. SCHWARTZ

STEPHANIE J. SELIGMAN

ELLIOTT V. STEIN

WARREN R. STERN

PATRICIA A. VLAHAKIS

ANTE VUCIC

AMY R. WOLF

* ADMITTED IN THE DISTRICT OF COLUMBIA __________ COUNSEL
DAVID M. ADLERSTEIN AMANDA K. ALLEXON LOUIS J. BARASH FRANCO CASTELLI DIANNA CHEN ANDREW J.H. CHEUNG PAMELA EHRENKRANZ KATHRYN GETTLES-ATWA ADAM M. GOGOLAK	PAULA N. GORDON NANCY B. GREENBAUM MARK A. KOENIG LAUREN M. KOFKE J. AUSTIN LYONS ALICIA C. McCARTHY S. CHRISTOPHER SZCZERBAN JEFFREY A. WATIKER AUSTIN T. WITT

March 6, 2017

Presidio Inc.

One Penn Plaza, Suite 2832

New York, NY 10119

Ladies and Gentlemen:

We have acted as special counsel to Presidio, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), initially filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on November 22, 2016, relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of up to 19,166,666 shares (the “Shares”) of common stock, par value $0.01 per share (the “Stock”), of the Company. In connection with the foregoing, you have requested our opinion with respect to the following matters.

For the purposes of giving the opinion contained herein, we have examined the Registration Statement and the form of underwriting agreement, between the Company and the underwriters named therein (the “Underwriting Agreement”). We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments, including the amended and restated certificate of incorporation and bylaws of the Company, each as currently in effect and the amendments thereto as contemplated to be in effect at the time of the initial public offering of the Shares (the certificate of incorporation, as so amended, the “Certificate of Incorporation” and the bylaws, as so amended, the “Bylaws”), and have made such other investigations as we have deemed relevant and necessary in connection with the opinions set forth below. As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of officers and representatives of the Company and certificates or comparable documents of public officials and of officers and representatives of the Company.

In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents. In rendering the opinion set forth below, we have also assumed that the Shares will be duly authenticated by the transfer agent and registrar for the Shares.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that when the Registration Statement has been declared effective by the SEC, the Certificate of Incorporation and the Bylaws each becomes effective and the Shares have been issued, delivered and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Underwriting Agreement, the Shares will be validly issued, duly authorized, fully paid and nonassessable.

We are members of the bar of the State of New York, and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

This opinion letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz